UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2015

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2015, the Board of Directors (the “Board”) of Peabody Energy Corporation (the “Company”) elected Glenn L. Kellow to the position of President and Chief Executive Officer. On that same date, the Company’s current Chairman and Chief Executive Officer, Gregory H. Boyce, was elected Executive Chairman of the Board. A copy of the press release announcing these actions is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On May 4, 2015, the Company held its 2015 Annual Meeting of Stockholders (“Annual Meeting”) at which the stockholders considered and approved the Company’s 2015 Long-Term Incentive Plan (the “2015 Plan”).

The 2015 Plan became effective upon such stockholder approval. Following such approval and effectiveness, the Company will cease to issue awards under the Company’s 2011 Long-Term Equity Incentive Plan. The 2015 Plan, among other things, authorizes 18,000,000 shares of the Company’s common stock for issuance thereunder in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock and performance units, plus certain shares added back to the 2015 Plan as provided for in the 2015 Plan.

The 2015 Plan allows for the grant of performance-based stock awards that may be able to qualify under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The performance measures for such awards are to be based on one or more of the following measures: earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis); earnings (either in the aggregate or on a per-share basis); net income or loss (either in the aggregate or on a per-share basis); operating profit; cash flow (either in the aggregate or on a per-share basis); free cash flow (either in the aggregate or on a per-share basis); costs; gross revenues; reductions in expense levels; operating and maintenance cost management and employee productivity; share price or total shareholder return (including growth measures and total shareholder return (on an absolute or relative basis) or attainment by shares of a specified value for a specified period of time); net economic value; economic value added; aggregate product unit and pricing targets; strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, return on assets, return on mining assets, return on equity, return on capital, return on investment, production volume levels, cost targets, cost per ton targets, attainment of safety-related goals, and goals relating to acquisitions or divestitures; and debt ratings, debt leverage and debt service.

The foregoing description of the 2015 Plan is not complete and is in all respects qualified in its entirety by the actual provisions of the 2015 Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 5, 2015, the Board amended the Company’s Code of Business Conduct and Ethics (the “Code”) to (a) expand the senior management to whom reports of sexual or other harassment may be reported, and (b) make certain administrative and non-substantive changes to the Code. A copy of the amended Code can be found on the Company’s website (www.peabodyenergy.com) by clicking on “Investors” and then “Corporate Governance.”

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 4, 2015. Of the 277,788,594 shares of common stock outstanding on the record date, 228,787,708 shares were present at the meeting in person or by proxy, representing approximately 82% of the total outstanding shares eligible to vote. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

	For	Withheld	Broker Non- Votes
Item 1: Election of Directors

Gregory H. Boyce	173,061,159	7,798,338	47,928,211
William A. Coley	171,288,477	9,571,020	47,928,211
William E. James	171,293,855	9,565,642	47,928,211
Robert B. Karn III	174,353,474	6,506,023	47,928,211
Glenn L. Kellow	176,314,468	4,545,029	47,928,211
Henry E. Lentz	174,342,123	6,517,374	47,928,211
Robert A. Malone	171,549,249	9,310,248	47,928,211
William C. Rusnack	171,355,390	9,504,107	47,928,211
Michael W. Sutherlin	172,316,478	8,543,019	47,928,211
John F. Turner	174,438,346	6,421,151	47,928,211
Sandra A. Van Trease	174,394,364	6,465,133	47,928,211
Heather A. Wilson	175,268,496	5,591,001	47,928,211

	For	Against	Abstain	Broker Non- Votes
Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm	224,308,092	3,935,023	544,593	0

	For	Against	Abstain	Broker Non- Votes
Item 3: Advisory Vote on Executive Compensation	106,531,519	73,489,216	838,762	47,928,211

	For	Against	Abstain	Broker Non- Votes
Item 4: Approval of our 2015 Long-Term Incentive Plan	163,517,310	16,692,736	649,451	47,928,211

	For	Against	Abstain	Broker Non- Votes
Item 5: Shareholder Proposal on Proxy Access	87,325,721	92,136,153	1,397,623	47,928,211

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Peabody Energy Corporation 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-8 (Registration No. 333-203926).

99.1	Peabody Energy Corporation press release dated May 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

May 8, 2015	By:	/s/ Bryan L. Sutter
		Name:	Bryan L. Sutter
		Title:	Vice President, General Counsel – Corporate and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Peabody Energy Corporation 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-8 (Registration No. 333-203926).

99.1	Peabody Energy Corporation press release dated May 4, 2015.

6